Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Planar Systems, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-89372) and Registration Statements on Forms S-8 (File Nos. 33-82696, 33-82688, 33-90258, 333-45191, 333-37502, 333-86886, 333-101145, 333-101147, 333-101148, 333-123684, 333-138064, and 333-138063) of Planar Systems, Inc. and subsidiaries of our reports dated December 12, 2007, with respect to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 28, 2007 and September 29, 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 28, 2007, and the effectiveness of internal control over financial reporting as of September 28, 2007, which reports appear in the September 28, 2007 Annual Report on Form 10-K of Planar Systems, Inc.

Our report dated December 12, 2007, on the consolidated financial statements, contains an explanatory paragraph that states, as discussed in Note 16 to the consolidated financial statements, the Company adopted SEC staff Accounting Bulletin (SAB) No. 108, “Considering the Effect of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements”, in the year ended September 28, 2007, and as discussed in Note 5 and Note 1 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations and share based payment awards, respectively, in 2006.

Our report dated December 12, 2007, on the effectiveness of internal control over financial reporting as of September 28, 2007 contains an explanatory paragraph that states the Company acquired Runco International, Inc. during 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 28, 2007, Runco International Inc.’s internal control over financial reporting associated with total assets of $31,555,000, excluding goodwill of $20,293,000, and total revenues of $20,159,000 included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended September 28, 2007. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Runco International, Inc.

/s/ KPMG LLP
Portland, Oregon December 12, 2007